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                                       Stephens Inc.





     May 3, 1994




     I.C.H. Corporation
     Lincoln Plaza, Suite 12
     500 N. Akard
     Dallas, TX 75201

     Attention:     Robert Beisenherz
                    Chairman and CEO

     Gentlemen:

     This letter (the "Agreement") sets forth the terms of engagement of Stephens Inc. ("Stephens") to act as exclusive financial advisor to I.C.H. Corporation (the "Company") in connection with a business review (the "Review") of the Company. The purpose of the Review is to explore various alternatives available to the Company and its shareholders which would have the desired effect of maximizing the value of the Company for the benefit of its shareholders. Such alternatives may include, but not be limited to, selling the Company or non-strategic subsidiaries or assets of the Company, seeking an acquisition of or business combination with another entity, reducing Company expenses, refinancing the Company's debt or recapitalizing the Company. The Review will be used by the Company's Board of Directors (the "Board") and will not be distributed outside the Company or Stephens without the specific written consent of Stephens and the Company.

     It is Stephens' understanding that the Review is to be completed as soon as possible and that a preliminary report, both written and oral, will be given to the Board on May 26, 1994, with a final report to be delivered to the Board as soon as practicable thereafter, but in no event later than July 31, 1994 unless otherwise agreed to by the Board.

     Stephens' rights and obligations under this Agreement shall extend from the date of its acceptance by the Company to the earlier of (i) the first anniversary of such date, or (ii) thirty days after either the Company or Stephens delivers written notification to the other party that it wishes to terminate this Agreement (the "Engagement Period"); provided, however, that the provisions of the attached indemnification letter and the compensation provisions of this Agreement will survive such expiration or termination.
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     May 3, 1994
     Page 2

     In consideration of the services to be rendered by Stephens pursuant to this Agreement, the Company agrees to pay Stephens a fee in the amount of $150,000 upon execution of this Agreement and $25,000 per month beginning August 1, 1994 and each month thereafter through the end of the Engagement Period. In addition, the Company will reimburse Stephens, upon request, for reasonable out-of-pocket expenses directly incurred in connection with this e n gagement, including travel expenses and the reasonable fees and disbursements of outside counsel. In the event the Company determines to take any of the actions as may be discussed in the Review, and if Stephens is engaged by the Company to perform any additional services outside of the Review, Stephens will perform such services at its normal and customary fees for such services under separate engagement to be negotiated between Stephens and the Company.

     The Company will furnish Stephens or provide Stephens access to such information as Stephens believes appropriate to its assignment (all such information so furnished being the "Information"). Such Information will include, but not be limited to, current actuarial valuations and access to the Company's independent consulting actuaries and current financial and tax information and access to the Company's independent auditors and tax advisors. The Company recognizes and confirms that Stephens (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this letter without having independently verified the same, and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. Stephens will not disclose to any third party any of the Information that is not otherwise publicly available or disclosed by the Company.

     Please note that in the ordinary course of business Stephens and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of the Company or any other party that may be involved in the Review.

     The Company agrees to indemnify and hold Stephens harmless in accordance w i t h the attached indemnification letter. This Agreement and the indemnification letter incorporate the entire understanding of the parties with respect to this engagement and supersede all previous agreements, should they exist.

     This Agreement has been and is made solely for the benefit of Stephens and the Company and of the persons, agents, employees, officers, directors and controlling persons referred to in the indemnification letter and their respective successors, assigns and heirs, and no other person shall acquire or have any right under or by virtue of this agreement.
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     May 3, 1994
     Page 3

     If this letter correctly states our Agreement, please so indicate by signing below and returning a signed copy to us. Upon receipt of a signed copy of this letter, the terms of such letter shall constitute a binding Agreement between Stephens and the Company.

     Very truly yours,


     STEPHENS INC.



     By: /s/ Linda Garner
         ----------------
         Linda Garner
         Vice President


     ACCEPTED THIS 18th day May, 1994.

     I.C.H. Corporation



     By: /s/ Robert Beisenherz
         ---------------------
         Robert Beisenherz
         President
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     May 3, 1994

     Stephens Inc.
     111 Center Street
     Little Rock, Arkansas 72201

     Gentlemen:

     This agreement sets forth the terms and conditions upon which we will reimburse certain expenses, indemnify and hold you harmless, and provide contribution in connection with our engagement of your firm as described in your letter to us dated the date hereof.

     If in connection with or as a result of the performance of services by you under such engagement letter you become involved (whether or not as a named party) in any action, claim or legal proceeding (including any governmental inquiry or investigation), we agree, subject to the limitations set forth in the fifth paragraph of this agreement, to reimburse you for your legal fees, disbursements of counsel and other expenses (including the reasonable cost of investigation and preparation) as they are incurred by you; provided, however, that you shall remit to us all such reimbursements to the extent that a court having jurisdiction shall have determined by a final judgment that such expense resulted from your bad faith, willful misconduct or negligence or that of any other person who may be otherwise entitled to indemnification hereunder.

     We also agree to indemnify and hold you harmless against any losses, claims, damages or liabilities, joint or several, as they are incurred, to which you may become subject in connection with or as a result of the performance of services by you under such letter; provided, however, that we shall not be liable under the foregoing indemnity agreement in respect of any loss, claim, damage or liability to the extent that a court having jurisdiction shall have determined by a final judgment that such loss, claim, damage or liability resulted from your bad faith, willful misconduct or negligence or that of any other person who may be otherwise entitled to indemnification hereunder.

     In the event that the indemnity in the immediately preceding paragraph is unavailable, then we shall contribute to amounts paid or payable by you in respect to such losses, claims, damages and liabilities in proportion that our interest bears to your interest in the matters contemplated by such engagement letter (for example, if your engagement concerns a securities offering or acquisition or divestiture of assets, our interest shall be deemed to be an amount equal to the proposed or actual consideration to be paid or received by us and your interest shall be deemed to be an amount equal to the fees actually paid to you in connection with such engagement); provided, however, that we shall not be obligated to make any such contribution to the extent that a court having jurisdiction shall have determined by a final judgment that such loss, claim, damage or liability resulted from your bad faith, willful misconduct or negligence or that of any other person who may be otherwise entitled to contribution hereunder. If, however, you are not entitled to receive the allocation provided by the immediately preceding sentence for any reason, then we shall contribute to such amount paid or payable by you in such proportion as is appropriate to reflect not only such relative interests but also the relative fault of you on the one hand and us on the other hand in connection with the matters as to which such losses, claims, damages or liabilities relate and other equitable considerations.
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     If  any  action  is  brought  against  a person (an "Indemnified Party") in respect of which indemnity may be sought against us pursuant to this agreement, such Indemnified Party shall promptly notify us in writing of the institution of such action and we shall be entitled to participate in such action or proceeding and in the investigation of such claim, and, after written notice to the Indemnified Party, to assume the investigation or defense of such claim, action or proceeding with counsel of our choice at our expense; provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Party. Notwithstanding our election to assume the defense or investigation of such claim, action or proceeding, the Indemnified Party shall have the right to employ separate counsel reasonably satisfactory to us and to participate in the defense or investigation of such claim, action or proceeding and we shall advance and bear the reasonable expense of such separate counsel if (i) in the written opinion of counsel to the Indemnified Party, use of counsel chosen by us could reasonably be expected to give rise to a material conflict of interest adversely affecting the legal interests of the Indemnified Party,
     (ii) we shall not have employed counsel reasonably satisfactory to the Indemnified Party within a reasonable time after notice of the institution of any such action or proceeding, or (iii) we shall authorize the Indemnified Party to employ separate counsel at our expense; provided, however, that in no case shall we be responsible for the fees and expenses of more than one counsel at any time in any jurisdiction for all Indemnified Parties. Further, we shall not be liable for any settlement of any such claim or action effected without our prior written consent.

     The foregoing agreements shall apply to any additional engagement, and any modification of your engagement under the letter of agreement of even date herewith. Further, they shall remain in full force and effect following the completion or termination of your engagement and shall be in addition to any rights that you may have at common law or otherwise. The rights afforded you under this agreement shall, upon the same terms and conditions, also extend to and inure to the benefit of each person, if any, who may be deemed to control you, be controlled by you or be under common control with you within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 and to each of your and each such person's respective affiliates directors, officers, employees and agents. This agreement shall be binding on any successor of ours or any substantial portion of our business or assets.

     Very truly yours,

     I.C.H. Corporation



     By: /s/ Robert Beisenherz
         ---------------------
         Robert Beisenherz